EXHIBIT 11

                              MODERN CONTROLS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                       Three Months Ended                 Six Months Ended
                                            June 30,                          June 30,
                                  ----------------------------      ----------------------------
                                      1998             1997             1998             1997
                                  -----------      -----------      -----------      -----------
BASIC


Average shares outstanding          6,454,056        6,413,666        6,449,377        6,412,875
                                  ===========      ===========      ===========      ===========


Net income                        $   396,802      $   884,400      $   896,373      $ 1,844,657
                                  ===========      ===========      ===========      ===========


Basic per share amounts           $      0.06      $      0.14      $      0.14      $      0.29
                                  ===========      ===========      ===========      ===========



DILUTED


Average shares outstanding          6,454,056        6,413,666        6,449,377        6,412,875

Net effect of dilutive stock
options - based on the
treasury stock method                  51,872           53,160           63,914           46,662
                                  -----------      -----------      -----------      -----------

Total                               6,505,928        6,466,826        6,513,291        6,459,537
                                  ===========      ===========      ===========      ===========


Net income                        $   396,802      $   884,400      $   896,373      $ 1,844,657
                                  ===========      ===========      ===========      ===========


Diluted per share amounts         $      0.06      $      0.14      $      0.14      $      0.29
                                  ===========      ===========      ===========      ===========


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